UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

May 4, 2005

Date of Report (Date of earliest event reported)

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-9028	95-3997619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 718-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 4, 2005, we issued a press release, which sets forth our results of operations for the quarter ended March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On May 3, 2005, we acquired JER Senior Housing, LLC’s (“JER”) 75% interest in our joint venture, JER/NHP Senior Housing, LLC for approximately $121,000,000. As part of this transaction, we assumed JER’s share of the secured debt the joint venture had in place of approximately $45,000,000, resulting in a payment to JER of approximately $75,000,000, net of other costs and fees related to buying out their interest of approximately $1,000,000. As a result of this acquisition, we now own 100% of the 46 assisted living facilities leased to Alterra Healthcare Corporation under two cross-defaulted master leases with initial terms expiring in 2020. From the transaction date forward, the operations of JER/NHP Senior Housing, LLC will be consolidated with our other operations. A copy of the Notice of Option to Exercise Purchase Option Right Letter from Nationwide Health Properties, Inc. to JER Senior Housing, LLC, is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Notice of Option to Exercise Purchase Option Right Letter from Nationwide Health Properties, Inc. to JER Senior Housing, LLC dated May 2, 2005

99.1	Press release dated May 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.
Date: May 4, 2005
	By:	/s/ Abdo H. Khoury
Abdo H. Khoury Senior Vice President and Acting Chief Financial Officer